PRESS RELEASE For immediate release

NVE Corporation Reports Fourth Quarter and Fiscal Year Results

EDEN PRAIRIE, Minn.—May 7, 2014—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and fiscal year ended March 31, 2014.

Total revenue for the fourth quarter of fiscal 2014 decreased 17% to $5.98 million from $7.22 million in the prior-year quarter. The decrease was due to a 9% decrease in product sales and an 85% decrease in contract research and development revenue. Net income for the fourth quarter of fiscal 2014 decreased 18% to $2.56 million, or $0.53 per diluted share, compared to $3.11 million, or $0.64 per diluted share, for the prior-year quarter.

For fiscal 2014, total revenue decreased 4% to $25.9 million from $27.0 million for the prior fiscal year. Product sales increased 4% to $25.5 million and contract research and development revenue decreased 84% to $423,000. Net income for fiscal 2014 decreased 6% to $11.1 million, or $2.29 per diluted share, compared to $11.8 million, or $2.43 per diluted share, for fiscal 2013.

“We are pleased to report an increase in product sales and record gross margins for the year,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks of decreased revenues, uncertainties related to direct and indirect U.S. Government funding, risks in the enforcement of our patents, litigation risks, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 and other reports filed with the SEC.

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                           NVE CORPORATION
                         STATEMENTS OF INCOME
     QUARTERS AND YEARS ENDED MARCH 31, 2014 AND 2013 (Unaudited)

                                            Quarter Ended March 31
                                              2014          2013
                                         ---------------------------
  Revenue
    Product sales                          $ 5,857,866   $ 6,409,821
    Contract research and development          125,231       812,676
                                         ---------------------------
  Total revenue                              5,983,097     7,222,497
  Cost of sales                              1,388,980     1,877,297
                                         ---------------------------
  Gross profit                               4,594,117     5,345,200
  Expenses
    Selling, general, and administrative       478,897       526,018
    Research and development                   840,719       769,212
                                         ---------------------------
  Total expenses                             1,319,616     1,295,230
                                         ---------------------------
  Income from operations                     3,274,501     4,049,970
  Interest income                              544,609       574,640
                                         ---------------------------
  Income before taxes                        3,819,110     4,624,610
  Provision for income taxes                 1,256,885     1,515,655
                                         ---------------------------
  Net income                               $ 2,562,225   $ 3,108,955
                                         ===========================
  Net income per share - basic                  $ 0.53        $ 0.64
                                         ===========================
  Net income per share - diluted                $ 0.53        $ 0.64
                                         ===========================
  Weighted average shares outstanding
    Basic                                    4,848,721     4,861,747
    Diluted                                  4,866,382     4,885,865

                                             Year Ended March 31
                                              2014          2013
                                         ---------------------------
  Revenue
    Product sales                         $ 25,512,028  $ 24,434,823
    Contract research and development          422,879     2,598,596
                                         ---------------------------
  Total revenue                             25,934,907    27,033,419
  Cost of sales                              5,720,277     7,025,181
                                         ---------------------------
  Gross profit                              20,214,630    20,008,238
  Expenses
    Selling, general, and administrative     2,235,475     2,240,563
    Research and development                 3,585,339     2,570,821
                                         ---------------------------
  Total expenses                             5,820,814     4,811,384
                                         ---------------------------
  Income from operations                    14,393,816    15,196,854
  Interest income                            2,122,133     2,359,603
                                         ---------------------------
  Income before taxes                       16,515,949    17,556,457
  Provision for income taxes                 5,380,074     5,727,619
                                         ---------------------------
  Net income                              $ 11,135,875  $ 11,828,838
                                         ===========================
  Net income per share - basic                  $ 2.30        $ 2.44
                                         ===========================
  Net income per share - diluted                $ 2.29        $ 2.43
                                         ===========================
  Weighted average shares outstanding
    Basic                                    4,851,460     4,839,810
    Diluted                                  4,867,691     4,863,546

                           NVE CORPORATION
                            BALANCE SHEETS
                       MARCH 31, 2014 AND 2013

                                           March 31,      March 31,
                                             2014           2013
                                         ---------------------------
  ASSETS
  Current assets
    Cash and cash equivalents              $ 1,262,300   $ 2,509,683
    Marketable securities, short term       12,360,091     9,711,029
    Accounts receivable, net of
     allowance for uncollectible
     accounts of $15,000                     2,331,574     2,521,395
    Inventories                              3,207,333     3,336,592
    Deferred tax assets                        237,387            --
    Prepaid expenses and other assets          816,276       958,147
                                         ---------------------------
  Total current assets                      20,214,961    19,036,846
  Fixed assets
    Machinery and equipment                  8,536,010     8,417,061
    Leasehold improvements                   1,499,454     1,499,454
                                         ---------------------------
                                            10,035,464     9,916,515
    Less accumulated depreciation            7,030,692     6,228,122
                                         ---------------------------
  Net fixed assets                           3,004,772     3,688,393
  Marketable securities, long term          82,022,310    73,040,257
                                         ---------------------------
  Total assets                           $ 105,242,043  $ 95,765,496
                                         ===========================

  LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities
    Accounts payable                         $ 374,127     $ 422,092
    Accrued payroll and other                  808,675       918,060
    Deferred taxes                                  --       440,736
                                         ---------------------------
  Total current liabilities                  1,182,802     1,780,888

  Long-term deferred tax liabilities           354,600            --

  Shareholders' equity
    Common stock                                48,510        48,624
    Additional paid-in capital              20,464,883    21,200,742
    Accumulated other
     comprehensive income                      877,857     1,557,726
    Retained earnings                       82,313,391    71,177,516
                                         ---------------------------
  Total shareholders' equity               103,704,641    93,984,608
                                         ---------------------------
  Total liabilities and
   shareholders' equity                  $ 105,242,043  $ 95,765,496
                                         ===========================